UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

On December 10, 2007, Network Equipment Technologies, Inc., a Delaware corporation (“N.E.T.”), filed a Current Report on Form 8-K pursuant to, among other Items, Item 2.01 and Item 9.01, that reported the completion of the acquisition by N.E.T. of Quintum Technologies, Inc., a Delaware corporation (“Quintum”). A copy of the press release announcing the completion of the acquisition of Quintum was included as Exhibit 99.1 to such Current Report on Form 8-K. In response to parts (a) and (b) of Item 9.01 of such Current Report on Form 8-K, N.E.T. stated that it would file, by amendment, the financial statements and pro forma financial information that are required pursuant to parts (a) and (b), respectively, of Item 9.01. This Amendment No. 1 to Current Report on Form 8-K provides the required financial statements and pro forma financial information.

(a) Financial Statements of Business Acquired

(b) Pro Forma Financial Information

(d) Exhibits

10.43	Agreement and Plan of Merger dated October 22, 2007 by and among Network Equipment Technologies, Inc. and certain of its wholly owned subsidiaries, Quintum Technologies, Inc, and Cheng T. Chen*

23.1	Consent of Wiss & Company LLP, Independent Auditors

99.1	Press Release dated December 5, 2007**

99.2	Audited consolidated financial report of Quintum Technologies, Inc. and subsidiary as of June 30, 2007

99.3	Unaudited consolidated financial statements of Quintum Technologies, Inc. and subsidiary as of September 30, 2007 and 2006

99.4	Unaudited pro forma condensed combined financial information of Network Equipment Technologies, Inc. and Quintum Technologies Inc. and subsidiary

*	Incorporated by reference from the Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2007 filed on November 7, 2007.

**	Incorporated by reference from the Current Report on Form 8-K filed on December 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Equipment Technologies, Inc.

Date:	December 11, 2007	By:	/s/ JOHN F. MCGRATH, JR.
		Name:	John F. McGrath, Jr.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Wiss & Company LLP, Independent Auditors

99.2	Audited consolidated financial report of Quintum Technologies, Inc. and subsidiary as of June 30, 2007

99.3	Unaudited consolidated financial statements of Quintum Technologies, Inc. and subsidiary as of September 30, 2007 and 2006

99.4	Unaudited pro forma condensed combined financial information of Network Equipment Technologies, Inc. and Quintum Technologies, Inc. and subsidiary